PROSPECTUS and	PRICING SUPPLEMENT NO. 3
PROSPECTUS SUPPLEMENT, each	Dated September 3, 2008
Dated May 7, 2008	Commission File No.: 333-150486
Filed pursuant to Rule 424 (b) (3)

U.S. $14,050,000,000

JOHN DEERE CAPITAL CORPORATION

MEDIUM-TERM NOTES, SERIES D

due from 9 Months to 30 Years from Date of Issue

The Medium-Term Notes offered hereby will be Fixed Rate Notes and senior securities as more fully described in the accompanying Prospectus and Prospectus Supplement and will be denominated in U.S. Dollars.

CUSIP:	24422EQU6

Principal Amount:	$500,000,000

Issue Price:	99.785% plus accrued interest from September 8, 2008 if settlement occurs after that date

Date of Issue:	September 8, 2008

Maturity Date:	September 9, 2013

Interest Payment Dates:	March and September 8 of each year commencing on March 8, 2009 and ending at Maturity

Regular Record Dates:	The fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date

Interest Rate:	4.90% PER ANNUM

Redemption Provisions:	None

		Principal Amount
Plan of Distribution:	Name	Of Notes

	Banc of America Securities LLC	$135,000,000
	J.P. Morgan Securities Inc.	135,000,000
	Citigroup Global Markets Inc.	67,500,000
	Credit Suisse Securities (USA) LLC	67,500,000
	BBVA Securities, Inc	23,750,000
	RBC Capital Markets Corporation	23,750,000
	TD Securities (USA) LLC	23,750,000
	Wachovia Capital Markets, LLC	23,750,000
	Total	$500,000,000

	The above Agents have severally agreed to purchase the respective principal amount of Notes, opposite their names as principal, at a price of 99.435%

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
BBVA Securities, Inc.
RBC Capital Markets Corporation
TD Securities (USA) LLC
Wachovia Capital Markets, LLC

Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as Joint Book-Running Managers.

CUSIP:	24422EQV4

Principal Amount:	$650,000,000

Issue Price:	99.647% plus accrued interest from September 8, 2008 if settlement occurs after that date

Date of Issue:	September 8, 2008

Maturity Date:	September 10, 2018

Interest Payment Dates:	March and September 8 of each year commencing on March 8, 2009 and ending at Maturity

Regular Record Dates:	The fifteenth day (whether or not a Business Day) next preceding the applicable Interest Payment Date

Interest Rate:	5.750% PER ANNUM

Redemption Provisions:	None

		Principal Amount
Plan of Distribution:	Name	Of Notes

	Banc of America Securities LLC	$175,500,000
	J.P. Morgan Securities Inc.	175,500,000
	Citigroup Global Markets Inc.	87,750,000
	Credit Suisse Securities (USA) LLC	87,750,000
	BBVA Securities, Inc	30,875,000
	RBC Capital Markets Corporation	30,875,000
	TD Securities (USA) LLC	30,875,000
	Wachovia Capital Markets, LLC	30,875,000
	Total	$650,000,000

	The above Agents have severally agreed to purchase the respective principal amount of Notes, opposite their names as principal, at a price of 99.172%

Banc of America Securities LLC
J.P. Morgan Securities Inc.
Citigroup Global Markets Inc.
Credit Suisse Securities (USA) LLC
BBVA Securities, Inc.
RBC Capital Markets Corporation
TD Securities (USA) LLC
Wachovia Capital Markets, LLC

Banc of America Securities LLC and J.P. Morgan Securities Inc. are acting as Joint Book-Running Managers.